Exhibit 99.1

Susan Repo to Join the Matterport Board of Directors

A seasoned board member, Ms. Repo currently serves as CFO at ICEYE and has served in leadership roles at MariaDB, Tesla, Juniper Networks, and Agilent Technologies.

SUNNYVALE, Calif. — July 11, 2022 — Matterport, Inc. (“Matterport”) (Nasdaq: MTTR), the leading enterprise and real estate digital twin company driving the digital transformation of the built world, today announced the appointment of Susan Repo to the Matterport board of directors, effective July 11, 2022. Ms. Repo will also serve as chair of the audit committee of the board. Following the appointment of Ms. Repo, the board will be comprised of five directors, four of whom are independent.

“We are pleased to welcome Susan to the Matterport board,” said RJ Pittman, Chairman and Chief Executive Officer of Matterport. “Susan’s deep experience in technology and managing global businesses will be invaluable to Matterport as we grow our business in new sectors and as enterprise businesses continue to see the tremendous value Matterport Digital Twin technology can bring to their organizations. Her record of excellence at the Board level and strong financial acumen is especially valuable to the company and our audit committee that she now chairs. We look forward to Susan’s insights and contributions toward achieving our mission of making every building and every space more valuable and accessible.”

Ms. Repo is currently the Chief Financial Officer at ICEYE, a New Space earth observation technology company enabling access to real-time imagery from space to empower better decision making in governmental and commercial industries from its own constellation of synthetic aperture radar satellites. Prior to ICEYE, she served in finance and operational leadership roles with MariaDB, Tesla, Juniper Networks and Agilent Technologies. She also serves on the board of Mitek Systems, Inc. (Nasdaq: MITK), where she chairs the audit committee and serves on the nomination and governance committee, GM Financial Bank, a member of the General Motors subsidiaries, and Call2Recycle, Inc., the largest battery stewardship and recycling organization in North America, where she chairs the audit and technology committee. Her experience in driving strategic and transformative results includes leading Tesla’s capital raises to accelerate growth, expansion into alternative energy and its acquisition of SolarCity.

Ms. Repo’s finance, operations and legal experience creates unique and strategic opportunities for the companies she serves. Recognized as a seasoned executive for driving strategic and transformative results, she continues to advance her career with key achievements.

Ms. Repo holds a Bachelor of Science in Business Administration and Finance from the University of Southern California and a J.D. from the Chicago-Kent College of Law at the Illinois Institute of Technology.

About Matterport

Matterport, Inc. (Nasdaq: MTTR) is leading the digital transformation of the built world. Our groundbreaking spatial data platform turns buildings into data to make nearly every space more valuable and accessible. Millions of buildings in more than 177 countries have been transformed into immersive Matterport digital twins to improve every part of the building lifecycle from planning, construction, and operations to documentation, appraisal and marketing. Learn more at Matterport.com and visit our Discover page to browse a collection of digital twins captured by our customers.

Media Contact:

Patrick Santucci

Communications

press@matterport.com

Investor Contact:

Soohwan Kim, CFA

VP, Investor Relations

ir@matterport.com

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the federal securities laws, including statements regarding the benefits of Ms. Repo’s appointment to the board of directors and audit committee of Matterport, Inc. (“Matterport”). These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “forecast,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions (including the negative versions of such words or expressions).

Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including the expected benefits of Matterport technology, Matterport’s ability to implement business plans, forecasts, and other expectations in the industry in which Matterport competes, and identify and realize additional opportunities. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in documents filed by Matterport from time to time with the U.S. Securities and Exchange Commission (the “SEC”). These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Matterport assumes no obligation and, except as required by law, does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Matterport does not give any assurance that it will achieve its expectations.